Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Investor Relations Contact: Tom Ryan/Raphael Gross 866-947-4663	Media Contact: Marcus Gamo/Aimee Grove 415-277-4925 ziprealty@allisonpr.com

ZipRealty Announces First Quarter 2010 Results

Transaction volume rises to 4,903 in the first quarter, an increase of 17.5% from the year-earlier period

Total revenue grows to $25.8 million in the first quarter, an 18.8% increase from the year-earlier period

Management reiterates outlook for 2010

EMERYVILLE, Calif. – May 4, 2010 – ZipRealty, Inc. (Nasdaq: ZIPR) today announced financial results for its first quarter ended March 31, 2010. For the first quarter, net revenues were $25.8 million, an 18.8% increase from the $21.7 million reported in the first quarter last year. The Company’s net loss for the period was $6.2 million, or $0.31 per share, compared to a net loss of $7.5 million, or $0.38 per share, in the year-ago period. Adjusted EBITDA for the first quarter was a $5.0 million loss versus a loss of $6.2 million in the first quarter last year.

Pat Lashinsky, President and CEO of ZipRealty commented, “We were pleased with first quarter results which saw an 18.8% revenue gain driven by strong volume and stable home prices. Improved gross margins and controlled expense growth helped narrow our operating loss versus the prior period. In terms of our strategic initiatives, listing close volumes increased 73% year to year, non-transaction revenue doubled, and we outpaced the industry to gain market share again in the first quarter.”

Lashinsky continued, “Innovation remains a high priority, and we continue to develop features designed to improve the ZipRealty experience for buyers and sellers. In 2010, we launched our application for Android phones, released a ground-breaking second generation iPhone application bringing augmented reality to real estate, and we then made it all available for Apple’s iPad as well. These, and other advancements over the years, have helped build our brand into a differentiated platform with the industry’s most trafficked website, and in April, we were gratified to have completed our 100,000th real estate transaction since our start in 1999.”

The Company announced the following operating metrics for the first quarter of 2010:

•	The total value of real estate transactions closed increased to $1.1 billion in the first quarter of 2010 versus $909 million in the same period last year.

•	The total number of transactions closed was 4,903, compared to 4,171 in the same period last year.

•	Average net transaction revenue per close decreased approximately 1.0% to $5,067 from $5,119 in the same period last year.

•	At March 31, 2010, there were 3,017 ZipAgents employed, up from 2,989 agents at the end of the first quarter of 2009 and down from 3,085 agents at December 31, 2009.

Balance Sheet & Liquidity

As of March 31, 2010, the Company had approximately $38.1 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to December 31, 2009 ZipRealty’s cash, cash equivalents and short-term investments decreased by approximately $6.0 million reflecting the use of cash during the Company’s seasonally smallest quarter.

Outlook

The Company’s expectations for the business remains consistent with the outlook communicated in March 2010. Based upon current information and expectations, the Company anticipates the following:

•	Net revenues for the full-year 2010 are expected to grow between 10% and 20% over 2009 levels.

•	Net loss for the full-year 2010 is expected to be narrower than the 2009 net loss. Adjusted EBITDA is expected to be positive for the full year 2010.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, Net Income (Loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss first quarter financial results will be webcast live on Tuesday, May 4, 2010 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 888-293-6960. A replay of the call will also be available through May 11, 2010 at 888-203-1112 and pin number 2814391.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage that uses an innovative combination of a comprehensive online presence, robust proprietary technology and knowledgeable local agents in the field to offer its clients fast, responsive and transparent service. The Company’s award-winning, user-friendly website gives its users access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent platform and customer relationship tools, helps it to increase agent efficiency and reduce costs, allowing the Company to pass on significant savings to consumers as permitted by law. Founded in 1999, the Company operates in 35 major markets in 22 states and the District of Columbia. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements under the heading entitled “Outlook” regarding the anticipated range of revenue growth for 2010, the narrowing of net loss for 2010 and anticipated positive Adjusted EBITDA for 2010. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels and the impact of government programs, the Company’s ability to achieve sufficient agent productivity and retention to offset its costs, to remain an innovation leader in its industry, to adapt to changes in technologies and practices relating to the nature and use of information, to comply with often complex federal and state laws and regulations concerning its employment and other business practices, to attract, retain and incentivize agents and key personnel, to grow local market share in the face of intense competition, to access leads and MLS listings from third parties that it does not control, to develop, maintain and protect a strong brand identity, to protect arrangements for providing access to core services, and to manage the growth of technology and control systems, the Company’s continued use of rebates, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, systems interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2009. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended March 31,
	2010	2009
Net transaction revenues	$24,841	$21,352
Marketing and other revenues	947	360

Net revenues	25,788	21,712

Operating expenses
Cost of revenues	15,306	13,834
Product development	2,415	2,312
Sales and marketing	10,766	9,944
General and administrative	3,609	3,479

Total operating expenses	32,096	29,569

Loss from operations	(6,308)	(7,857)

Other income (expense), net:
Interest income	89	309
Other income, net	—	—

Total other income, net	89	309

Loss before income taxes	(6,219)	(7,548)
Provision for (benefit from) income taxes	—	—

Net loss	$(6,219)	$(7,548)

Net loss per share:
Basic and diluted	$(0.31)	$(0.38)
Weighted average common shares outstanding:
Basic and diluted	20,342	20,107

Supplemental operating data (unaudited)

Number of ZipAgents at beginning of period	3,085	2,816
Number of ZipAgents at end of period	3,017	2,989
Total value of real estate transactions closed during period (in billions)	$1.08	$0.91
Number of transactions closed during period (1)	4,903	4,171
Average net revenue per transaction during period (2)	$5,067	$5,119

(1)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale.
(2)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended March 31,
	2010	2009
GAAP net loss as reported	$(6,219)	$(7,548)
Add back:
Interest income	(89)	(309)
Depreciation and amortization	603	646
Stock-based compensation expense	695	993

Adjusted EBITDA	$(5,010)	$(6,218)

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$18,769	$23,737
Short-term investments	19,374	20,397
Accounts receivable, net of allowance of $60 and $29, respectively	2,026	1,603
Prepaid expenses and other current assets	2,574	2,726

Total current assets	42,743	48,463

Restricted cash	110	110
Property and equipment, net	3,373	3,390
Intangible assets, net	51	58
Other assets	317	371

Total assets	$46,594	$52,392

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,276	$1,620
Accrued expenses and other current liabilities	7,919	8,815

Total current liabilities	10,195	10,435
Other long-term liabilities	277	327

Total liabilities	10,472	10,762

Stockholders’ equity:
Common stock: $0.001 par value; 24,030 and 23,930 shares issued and 20,505 and 20,445 outstanding, respectively	24	24
Additional paid-in capital	153,246	152,440
Common stock warrants	4	4
Accumulated other comprehensive loss	(79)	(153)
Accumulated deficit	(99,594)	(93,375)
Treasury stock, at cost: 3,525 and 3,485 shares, respectively	(17,479)	(17,310)

Total stockholders’ equity	36,122	41,630

Total liabilities and stockholders’ equity	$46,594	$52,392

ZipRealty, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net loss	$(6,219)	$(7,548)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	596	638
Amortization of intangible assets	7	8
Stock-based compensation expense	695	993
Provision for doubtful accounts	31	10
Amortization of short-term investment premium (discount)	154	(21)
Changes in operating assets and liabilities
Accounts receivable	(454)	(185)
Prepaid expenses and other current assets	152	119
Other assets	54	103
Accounts payable	656	1,171
Accrued expenses and other current liabilities	(850)	737
Other long-term liabilities	(50)	(29)

Net cash used in operating activities	(5,228)	(4,004)

Cash flows from investing activities
Proceeds from sale and maturity of short-term investments	943	14,574
Purchases of property and equipment	(559)	(370)

Net cash provided by investing activities	384	14,204

Cash flows from financing activities
Proceeds from stock option exercises	45	—
Acquisition of treasury stock	(169)	—

Net cash used in financing activities	(124)	—

Net increase (decrease) in cash and cash equivalents	(4,968)	10,200

Cash and cash equivalents at beginning of period	23,737	18,500

Cash and cash equivalents at end of period	$18,769	$28,700

ZipRealty, Inc.

Results of Operations - Existing and New Markets

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended March 31, 2010			Three months ended March 31, 2009
	Existing	New	Total	Existing	New	Total
	(in thousands)			(in thousands)
Statements of Operations Data
Net transaction revenues	$20,389	$4,452	$24,841	$18,441	$2,911	$21,352
Marketing and other revenues	91	13	104	85	14	99

Net revenues	20,480	4,465	24,945	18,526	2,925	21,451

Operating expenses:
Cost of revenues	12,908	2,398	15,306	12,127	1,707	13,834
Sales and marketing	6,591	2,196	8,787	6,014	2,168	8,182

Total operating expenses	19,499	4,594	24,093	18,141	3,875	22,016

Income (loss) from market operations	$981	$(129)	$852	$385	$(950)	$(565)

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:
	Three months ended March 31, 2010			Three months ended March 31, 2009
	Existing	New	Total	Existing	New	Total
Statements of Operations Data
Net transaction revenues	99.6%	99.7%	99.6%	99.5%	99.5%	99.5%
Marketing and other revenues	0.4%	0.3%	0.4%	0.5%	0.5%	0.5%

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Operating expenses:
Cost of revenues	63.0%	53.7%	61.4%	65.4%	58.4%	64.5%
Sales and marketing	32.2%	49.2%	35.2%	32.5%	74.1%	38.1%

Total operating expenses	95.2%	102.9%	96.6%	97.9%	132.5%	102.6%

Income (loss) from market operatons	4.8%	(2.9%)	3.4%	2.1%	(32.5)%	(2.6)%

Other Operating Data

Number of markets (1)	23	12	35	23	11	34

Number of transactions closed during the period (2)
Buyer representation	3,633	894	4,527	3,332	622	3,954
Seller representation	281	95	376	167	50	217

	3,914	989	4,903	3,499	672	4,171

Average net revenue per transaction (3)	$5,209	$4,502	$5,067	$5,270	$4,332	$5,119

Number of ZipAgents at end of the period	2,327	690	3,017	2,327	662	2,989

(1)	Existing markets include markets opened as of December 31, 2006 and new markets include markets opened in 2007 and later. Westchester County, NY and Long Island, NY were combined during 2009 and are included as one market for all periods presented.

Comparable existing markets:

Atlanta, GA	Houston, TX	Phoenix, AZ
Austin, TX	Las Vegas, NV	Sacramento, CA
Baltimore, MD	Los Angeles, CA	San Diego, CA
Boston, MA	Miami, FL	San Francisco Bay Area, CA
Chicago, IL	Minneapolis, MN	Seattle, WA
Dallas, TX	Orange County, CA	Tampa, FL
Fresno/Central Valley, CA	Orlando, FL	Washington, DC
Greater Philadelphia Area, PA	Palm Beach, FL

New markets and the month opened:
Naples, FL	March 2007	Virginia Beach, VA	August 2007
Tucson, AZ	March 2007	Charlotte, NC	August 2007
Denver, CO	April 2007	Raleigh-Durham, NC	September 2007
Jacksonville, FL	May 2007	Westchester County/Long Island, NY	December 2007
Salt Lake City, UT	July 2007	Hartford, CT	July 2008
Richmond, VA	July 2007	Portland, OR	April 2009

(2)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale
(3)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period